Exhibit 2.5

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 2005, by and among Futuremedia PLC, a corporation organized under the laws of England and Wales (the "Company"), on the one hand, and MERCATOR MOMENTUM FUND, LP ("Momentum Fund"), MERCATOR MOMENTUM FUND III, LP ("Momentum Fund III") and MONARCH POINTE FUND, LTD. ("Monarch") (collectively, the "Funds") and M.A.G. CAPITAL, LLC ("M.A.G.") on the other hand.

      WHEREAS:

      A. The Company and the Funds are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) and Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

      B. The Company is issuing (i) Convertible Debentures in the form attached hereto as Exhibit A (the "Debentures") in the aggregate principal amount of $4,000,000, pursuant to which ordinary shares in the Company ("Ordinary Shares") may be issued upon the conversion of the Debentures (the "Debenture Shares"); and (ii) warrants in the form attached hereto as Exhibit B (the "Warrants") to acquire Ordinary Shares ("Warrant Shares").

      C. The Funds are purchasing, severally and not jointly, subject to the terms and conditions in this Agreement, the Debentures. For no additional consideration, the Warrants are being issued to the Funds and M.A.G.

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW, THEREFORE, the Company and the Funds hereby agree as follows:

      1. CERTAIN DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

      "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

      "Investment Amount" shall mean the dollar amount of the Debentures purchased by the Funds at the Closing pursuant to this Agreement, as set forth in Section 2 hereto.

      "Material Adverse Effect" shall mean any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Debentures and the Warrants), under the Debentures and Warrants (including the issuance of the Debenture Shares and Warrant Shares) or under the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries taken as a whole.

      "Pro Rata Percentage" shall mean, with respect to any Fund, a percentage computed by dividing such Fund's Investment Amount by the aggregate Investment Amounts of all Funds.

      "Securities" shall mean the Debentures, the Warrants, the Debenture Shares and the Warrant Shares.

      "Shares" means the Ordinary Shares to be issued upon the conversion of the Debentures or exercise of the Warrants.

      2. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

      (a) Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, each Fund shall purchase the number of Debentures for the Investment Amount as provided in this Section 2 and the Company shall issue to the Funds and M.A.G. the number of Debentures and Warrants as provided in this
Section 2.


--------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
                                     Mercator         Mercator
                                  Momentum Fund,   Momentum Fund   Monarch Pointe       M.A.G.
                                        LP            III, LP        Fund, Ltd.      Capital, LLC         Total
--------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
 Investment Amount                 $   1,110,000     $    300,000    $ 2,590,000      $         --     $  4,000,000
--------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
 Warrants                                856,796          231,566      1,999,190         3,087,552        6,175,104
--------------------------------- ---------------- --------------- ---------------- ---------------- ----------------
 Monthly Principal Pmt             $      92,500     $     25,000    $   215,833      $         --     $    333,333
--------------------------------- ---------------- --------------- ---------------- ---------------- ----------------

      (b) Purchase of Debentures and Warrants; Form of Payment; Closing Date.

      The execution of definitive documents relating to the transactions described herein (the "Execution") shall take place at a time and on a date (the "Execution Date") to be specified by the parties, which will be no later than 5:00 p.m. (Pacific time) on July 22, 2005. On the Execution Date, the Company shall deliver (a) Debentures, in the names and amounts set forth below (b) Warrants, in the names and amounts set forth below, and (c) the Securities Purchase Agreement, and Registration Rights Agreement, each duly executed on behalf of the Company. On the Execution Date, the Funds shall deliver the Investment Amount or $4,000,000 by wire transfer of immediately available funds to the Company, and (ii) the Securities Purchase Agreement and Registration Rights Agreement, each duly executed on behalf of the Funds and MAG. The closing ("Closing") will occur when (a) all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties. All actions taken at the Closing will be deemed to be taken simultaneously and the date on which such actions take place shall be the "Closing Date".

      Within three (3) Trading Days after receipt of and the Investment Amount, the Company shall deliver by wire transfer of immediately available funds to M.A.G. (a) the Due Diligence Fee in the amount of $190,000, and (b) the legal fees in the amount of $10,000.


      3. THE FUNDS' AND M.A.G.'s REPRESENTATIONS AND WARRANTIES.

      Each Fund and M.A.G., severally and not jointly represents and warrants to the Company as follows:

      (a) Organization, Good Standing and Qualification. Each of the Momentum Fund and Momentum Fund III is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has all the requisite power and authority to carry on its business as now conducted and as proposed to be conducted. Monarch is an international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all the requisite power and authority to carry on its business as now conducted and as proposed to be conducted. M.A.G. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all the requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

      (b) Purchase for Own Account. The Fund is purchasing the Securities for the Fund's own account and not with a present view towards the distribution thereof. M.A.G. is acquiring the Warrants for M.A.G.'s own account and not with a present view towards the distribution thereof. The Fund understands that the Fund must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(b) to the contrary, by making the foregoing representation, the Fund and M.A.G. do not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

      (c) Information. The Fund and M.A.G. have been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities, which have been requested by the Fund and M.A.G. The Fund and M.A.G. have been afforded the opportunity to ask questions of the Company and have received what the Fund and M.A.G. believe to be satisfactory answers to any such inquiries. The Fund and M.A.G. understand that its investment in the Securities involves a high degree of risk. Neither such inquiries nor any other due diligence investigation conducted by the Fund and M.A.G. or its counsel or any of its representatives shall modify, amend or affect the Fund's and M.A.G.'s right to rely on the Company's representations and warranties contained in Section 4 below.

      (d) Governmental Review. The Fund and M.A.G. understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      (e) Accredited Investor Status. The Fund and M.A.G. are "Accredited Investors" as that term is defined in Rule 501(a) of Regulation D.

      (f) Authorization; Enforcement. The Fund has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Debentures and the Warrants in accordance with the terms hereof. MAG has the requisite power and authority to enter into and perform its obligations under this Agreement and to aquire the Warrants in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Fund and M.A.G. and is a valid and binding agreement of the Fund and M.A.G. enforceable against the Fund and M.A.G. in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      (g) Restrictions on Transfer. The Funds and M.A.G. understand and acknowledge that neither the Debentures, the Warrants, the Debenture Shares nor the Warrant Shares have been registered under the Securities Act. Unless and until otherwise permitted by the Company, the Debentures and Warrants and each certificate and other document evidencing any of the Debenture Shares and Warrant Shares shall be endorsed with the legend substantially in the following form:

THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN THE ABSENCE OF SUCH
REGISTRATION, SUCH SHARES MAY NOT BE TRANSFERRED UNLESS, IF THE COMPANY REQUESTS, THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

      (h) Covenants of Funds and M.A.G. Not to Short Stock. Commencing July 13, 2005 and continuing until such time as the Debentures and Warrants are no longer outstanding, the Funds and M.A.G., on behalf of themselves and their affiliates, hereby covenant and agree not to, directly or indirectly, offer to "short sell", contract to "short sell" or otherwise "short sell" the securities of the Company, including, without limitation, Ordinary Shares that will be received as a result of the conversion of the Debentures.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY .

      The Company represents and warrants to each Fund as follows and except as set forth in the Company's public filings with the Securities and Exchange
Commission:

      (a) Organization and Qualification. The Company is a corporation duly organized and existing under the laws of England and Wales and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company is the sole record and beneficial owner of all of the outstanding equity securities of each such subsidiary.

      (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Warrants and the Registration Rights Agreement; to issue the Debenture Shares upon conversion of the Debentures in accordance with the terms of the Debentures; and to issue and sell the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, and receipt of the exercise price. The execution, delivery and performance of this Agreement, the Debentures, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Debenture Shares and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and, upon execution and delivery by the Company and the other parties thereto, the Debentures, Registration Rights Agreement and the Warrants will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity.

      (c) Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 4(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Debenture Shares and the Warrant Shares) or any of the subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule 4(c), as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company or any of the subsidiaries is a party relating to the issuance by the Company or any of its subsidiaries of securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such subsidiaries. Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Debentures, the Warrants or the Registration Rights Agreement.

      (d) Issuance of Shares. The Debenture Shares are duly authorized and upon the conversion of the Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the Funds), and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof and receipts of the exercise price, will be validly issued, fully paid and non-assessable and free from all taxes and liens, claims and encumbrances (other than those imposed through acts or omissions of the Funds thereof), and will not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

      (e) No Conflicts. The execution, delivery and performance of this Agreement, the Debentures, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Debenture Shares and the Warrant Shares and the issuance of the Warrants) will not (i) conflict with or result in a violation of the Company's Memorandum and Articles of Association or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Funds) the United States federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Articles of Association, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement including without limitation the issuance and sale of the Debentures and Warrants as provided hereby (including without limitation the issuance of the Debenture Shares and Warrant Shares) or the Registration Rights Agreement. The Company represents and warrants that issuance of the Debentures and the Warrants does not require shareholder approval.

      (f) SEC Documents; Financial Statements. The Company has timely filed (subject to extensions permissible under Rule 12b-25 of the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the 1933 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC

Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

      (g) Absence of Certain Changes. Except as disclosed in the SEC Documents, there has been no change or development, which, individually or in the aggregate, has had or could have a Material Adverse Effect on the Company.

      (h) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such which would have a Material Adverse Effect.

      (i) Intellectual Property. The Company and each of its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries has received written notice that it is infringing upon or in conflict with any third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intangibles. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied with their contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or any of its subsidiaries.

      (j) Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of the subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

      (k) Title. The Company and each of its subsidiaries has good title in fee simple to any and all real property that it owns and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions, which have not had and will not have a Material Adverse Effect.

      (l) Insurance. The Company and its subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.

      (m) Acknowledgment Regarding the Fund's Purchase of the Securities. The Company acknowledges and agrees that neither Fund is acting as a financial advisor or is acting as a fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Funds is "arms length" and that any statement made by any Fund or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Fund's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Funds that its decision to enter into this Agreement has been based solely on an independent evaluation by the Company.

      (n) Brokers. Except for Alegro Capital Limited, the Company has not engaged any person to which or to whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby except for M.A.G., whose administrative fee will be paid by the Company.

      (o) Tax Status. The Company and each of its subsidiaries has made or filed all material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax.

      (p)  No  General   Solicitation.   Neither  the  Company  nor  any  person
participating on its behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby.

      (q) Securities Laws. Neither the Company nor any of its affiliates, nor any person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Rule 4350(i) of the National Association of Securities Dealers ("NASD") or any similar rule. Subject to (i) the Company's reliance on the representations and warranties of the Funds and M.A.G. contained herein and
(ii) any applicable post-Closing filing requirements (including without limitation the filing of a Form D with the U.S. Securities and Exchange Commission), the offer, sale and delivery of the Debentures and the Warrants, and of Ordinary Shares upon the conversion of thereof, will be exempt from the registration requirements of Section 5 of the Securities Act.

      (r) F-2 or F-3 Eligibility. The Company is currently eligible to register the resale of its Ordinary Shares on a registration statement on Form F-2 or F-3 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form F-2 or F-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

      (s) Disclosure. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement or otherwise provided to the Funds in connection with the transactions contemplated hereby is true and correct in all material respects and the Company and subsidiaries have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

      (t) None of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or is currently under investigation or indictment for any such crime, or (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged.

      5. COVENANTS.

      (a) Satisfaction of Conditions. The parties shall use their best efforts to satisfy in a timely manner each of the conditions set forth in Section 6 and
Section 7 of this Agreement.

      (b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to M.A.G. promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Funds and M.A.G. pursuant to this Agreement under applicable securities or "blue sky" laws of the applicable states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to M.A.G. on or prior to the Closing Date.

      (c) Reserved.

      (d) Use of Proceeds. The Company shall use the net proceeds from the sale of the Debentures and the Warrants for the purposes set forth on Schedule 5(d); and no portion of the net proceeds shall be used to repay any promissory notes due to officers or directors of the Company.

      (e) Due Diligence Fee and Expenses. At the Closing, the Company shall (i) pay to M.A.G. a due diligence fee of $190,000; and (ii) reimburse M.A.G. for $10,000 in legal expenses reasonably incurred by M.A.G. and its affiliates in connection with the negotiation, preparation, execution and delivery of this Agreement, the Debenture, the Registration Rights Agreement, the Warrants and the other agreements to be executed in connection herewith, including, without limitation, in conducting M.A.G.'s and its affiliates' and advisors' reasonable due diligence and M.A.G.'s and its affiliates' reasonable attorneys' fees and expenses (the "Expenses").

      (f) Reserved.

      (g) Reservation of Shares. The Company has and shall at all times use its commercially reasonable best efforts to have authorized and reserved for the purpose of issuance a sufficient number of Ordinary Shares to provide for the issuance of the Shares as provided in Section 2 hereof, and the full conversion of the Debentures and the issuance of the Warrant Shares in connection therewith and as otherwise required hereby and by the Warrants in accordance with the Registration Rights Agreement. The Company shall not reduce the number of Ordinary Shares reserved for issuance under this Agreement, the Debentures, the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants) or the Registration Rights Agreement without the consent of the Funds and M.A.G.

      (h) Listing. On the Closing Date, the Company's Ordinary Shares shall trade on the NASDAQ Small Cap ("NASDAQ") The Company shall use its best efforts to continue trading of its Ordinary Shares on the NASDAQ, or alternatively, the Nasdaq National Market System, Over-the-Counter Bulletin Board, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") (each a "Subsequent Market") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASDAQ or a Subsequent Market, as applicable.

      (i) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell Shares and Warrants to a Fund at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      (a) The applicable Fund shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

      (b) The applicable Fund shall have delivered to the escrow holder such Fund's Investment Amount in accordance with Section 2(b) above.

      (c) The representations and warranties of the applicable Fund shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Fund shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Fund at or prior to the Closing Date.

      (d) No statute, rule, regulation, executive order, decree, ruling, injunction; action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

      7.  CONDITIONS  TO EACH  FUND'S  OBLIGATION  TO  PURCHASE  DEBENTURES  AND
WARRANTS.

      The obligation of each Fund hereunder to purchase Debentures and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Fund's sole benefit and may be waived by such Fund at any time in such Fund's sole discretion:

      (a) The Company shall have executed the signature pages to this Agreement, the Debentures, and the Security Agreement and delivered the same to M.A.G. on its own behalf and on behalf of the Funds.

      (b) The Company shall have executed the signature pages of the Warrants and the Registration Rights Agreement, and delivered the same to M.A.G. on its own behalf and on behalf of the Funds.

      (c) The Shares shall be quoted on the NASDAQ or authorized for quotation or trading on a Subsequent Exchange and shall not have been suspended or be under threat of suspension by the SEC or the NASD.

      (d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. In the event that this Agreement is executed prior to the Closing Date, M.A.G. shall have received a certificate executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of its obligations under this Agreement, the Debentures, the Warrants and the Registration Rights Agreement.

      (e) No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

      (f) From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

      8. GOVERNING LAW MISCELLANEOUS.

      (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without regarding to conflicts of laws provisions.

      (b)  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      (e) Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Funds make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Funds. Any waiver by the Funds, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Funds, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy , and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Futuremedia Plc
Nile House
Nile Street
Brighton
BN1 1HW

Tel: +44 (0) 1273 829700
Fax: +44 (0) 1273 829702

with a copy to:

Mark A. Dorff, Esq.
Brown Rudnick / 8 Clifford Street / London W1S 2LQ
Tel: +44-20-7851-6005 (Direct)
Fax: +44-20-7851-6100

If to a Fund or M.A.G.

M.A.G. Capital, LLC
         555 South Flower Street
         Suite 4200
         Los Angeles, CA 90071
         Telephone No.: (213) 533-8288
         Facsimile No.:  (213) 533-8285
         Attention:        David Firestone

With a copy to

Sheppard Mullin Richter & Hampton LLP
         333 South Hope Street
         48th Floor
         Los Angeles, CA 90071-1448
         Telephone No.: (213) 620-1780
         Facsimile No.:  (213) 620-1398
         Attention:        David C. Ulich

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Funds to the Company, and in the case of the Company to all of the Funds and M.A.G.

      (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Funds and M.A.G. The Funds and M.A.G. will not assign their rights hereunder except in compliance with federal and state securities laws.

      (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of nor may any provision hereof be enforced by any other person.

      (i) Survival. The representations and warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Funds and M.A.G. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Fund or M.A.G. may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Fund and M.A.G. and each of their managers, officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Securities purchased hereunder arising as a result of or related to any breach by the Company or any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

      (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (k) Termination. In the event that the Closing Date shall not have occurred on or before July 22, 2005, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date and the escrow holder shall return all funds to the Fund. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

      (l) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Debentures, the Registration Rights Agreement, and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Debentures, the Registration Rights Agreement, or the Warrants.

      (m) Equitable Relief. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other parties shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      (n) Determinations. Except as otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Funds pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Fund shall be made by such Fund and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Funds pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by the Funds.

      (o) Costs and Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement or any of the Debentures or Warrants, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

      9. ADDITIONAL FUNDING.

The Funds will provide additional funding ("Additional Funding") in the form of Convertible Debentures to Company in the amount of $2,000,000 (or such larger amount as agreed with the Company) on the terms herein subject to the following milestones and conditions:

      (a) Company requests the Additional Funding in writing on or before September 30, 2006;

      (b) There is not and there has not been at any time, a default by Company under the terms of this Agreement, the Debentures, the Registration Rights Agreement or the Warrants;

      (c) The closing price of the Ordinary Shares on the NASDAQ for the 20 trading days immediately preceding the written request for Additional Funding has been equal to or greater than the Conversion Price;

      (d) The Company exceeds FY 2006 Q2 Budget Revenue of UK (pound)4,172,000 (as defined in the Company's Board Minutes) and reaches break-even EBIT; and

      (e) Shareholder approval of the Additional Funding is not required.

Provided that the Market Price (as defined in the Debentures) of the Ordinary Shares at the closing date of the Additional Funding is less than or equal to $0.80 per share, then the conversion price for the debentures issued in the Additional Funding shall equal the Conversion Price. If the Market Price of the Ordinary Shares at the closing date of the Additional Funding is greater than $0.80 per share, then the conversion price for the debentures issued in the Additional Funding shall equal the Market Price on the closing date of the Additional Funding. Upon the closing of the Additional Funding, the Company shall issue additional warrants to the Funds and M.A.G. calculated by dividing $1,000,000 by the conversion price of the convertible debentures issued in the Additional Financing. The exercise price per share for the Warrants shall equal the closing price of the Ordinary Shares on the last trading day preceding the closing of the Additional Funding.

      10. RIGHT OF FIRST REFUSAL.

Commencing on the Closing Date hereof and continuing until the Registration Statement (as defined in the Registration Rights Agreement) is deemed effective by the SEC, the Funds shall have a right of first refusal on any financing in which the Company is the issuer of debt or equity securities. Such right of first refusal to be exercised within five (5) trading days after delivery of written notice by Company to the Funds of the terms of a prospective financing.

11. NASDAQ RULES

In accordance with the shareholder approval requirements under the rules of the Nasdaq Stock Market, notwithstanding any other provision contained in this Agreement, the Debenture or the Warrants, in no event shall the Company be obligated in connection with the transactions contemplated hereby to issue shares representing more than 19.99% of its outstanding capital stock as of the date hereof (and before giving effect to the transactions contemplated hereby) without prior approval of its shareholders at a general meeting called for that purpose.

                            Signature Page to Follow

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Futuremedia PLC                                 M.A.G. Capital, LLC

By:  /s/ Leonard M. Fertig                      By:      /s/ David Firestone
   --------------------------------                -------------------------
Name:    Leonard M. Fertig                      Name:    David Firestone
     ------------------------------                  -------------------
Title:   President                              Title:   Managing Member
      -----------------------------                   ------------------


The Funds:
Mercator Momentum Fund LP                       Monarch Pointe Fund, Ltd.
                                                -------------------------
By: M.A.G. Capital, LLC,
Its: General Partner                            By:      /s/ David Firestone
                                                   -------------------------
                                                Name:    David Firestone
By:      /s/ David Firestone                    Title:   President
     ------------------------------                  -------------------
Name:    David Firestone
     ------------------------------
Title:   Managing Member
     ------------------------------

Mercator Momentum Fund III, LP
By: M.A.G. Capital, LLC,
Its: General Partner

By:      /s/ David Firestone
     ------------------------------
Name:    David Firestone
     ------------------------------
Title:   Managing Member
     ------------------------------

                              DISCLOSURE SCHEDULES
                              --------------------


                         Schedule 4(c) - Capitalization
                         ------------------------------

o Authorised capital: 250,000,000 ordinary shares of 1 1/9 pence each ("Ordinary Shares") and 2,000,000 preference shares of 2 pence each ("Preference Shares").

o Outstanding capital: 91,769,479 Ordinary Shares. There are no Preference Shares outstanding.

o Outstanding options: There are currently outstanding options to purchase of an aggregate of 5,188,899 Ordinary Shares.

o Total option pool: There are an aggregate of 15,070,818 Ordinary Shares reserved for issuance under the Company's share option plans (including the 5,188,899 Ordinary Shares covered by outstanding options as noted above).

o Alegro warrants: Following completion of the transactions contemplated by this Agreement, the Company will be obligated to issue warrants to Alegro Capital Limited equal to 5% of the funds raised based on the price per share of transaction and with an exercise price equal to such per share price. Such warrants will otherwise be on substantially similar terms and conditions as the Warrants to be issued under this Agreement.


                         Schedule 5(d) - Use of Proceeds
                         -------------------------------

Use of proceeds include the following:

o     payment of certain existing creditors;

o     investment in our new products including "e-shop" and "FM broadband"; and

o general working capital, including funding inventories and paying trade debtors in connection with increased sales activity.


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